UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2017

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia  23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael Piper

On September 5, 2017, Michael S. Piper, Vice President, Financial Products of Liberty Tax, Inc. (the “Company”), provided notice of his retirement, effective at a future date.  Mr. Piper is expected to remain in his current position and assist in the orderly transition of his roles and responsibilities.  He first joined the Company in 2004 and prior to his appointment as Vice President, Financial Products in December 2014, he had served other roles, including Director of Finance and Director of Financial Products.

Retention Awards

On September 6, 2017, the Company’s Board of Directors (the “Board”) approved the grants of retention awards to each of Kathleen E. Donovan, our Vice President, Chief Financial Officer, Vanessa M. Szajnoga, our Vice President and General Counsel, and Richard G. Artese, our Vice President, Chief Information Officer (each, a “Recipient”), pursuant to the JTH Holding, Inc. 2011 Equity and Cash Incentive Plan.  These awards are intended to incentivize the Company’s executive officers for their services, contributions and leadership they provide and to ensure continuity of the Company’s future.  Such awards were approved by the Compensation Committee of the Board.

As a result, the Company entered into a Retention Bonus and Restricted Stock Unit Agreement, dated September 6, 2017 (each, an “Agreement”), with each Recipient. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the applicable Agreement.  As described below, each Recipient’s Agreement provides for (i) a Retention Bonus, payable in two installments and (ii) a one-time grant of Restricted Stock Units (the “RSUs”), each of which will represent the right to receive one share of the Company’s Class A common stock, which will vest in two equal installments, provided that the Recipient remains employed with the Company at the time of each such vesting.  If a Recipient’s employment is terminated by such Recipient for Good Reason, by the Company without Cause or as a result of his or her Employment-Related Death or Disability, such RSUs shall immediately become fully (100%) vested and exercisable and shall be paid and the full Retention Bonus shall immediately become due and payable upon termination of such Recipient’s employment.

Ms. Donovan’s Agreement provides for (i) a Retention Bonus of $172,526, with one half to be paid on March 1, 2018 and the other half to be paid on September 1, 2018, and (ii) a one-time grant of 12,368 RSUs, with 6,184 RSUs vesting on March 1, 2018 and the remaining 6,184 RSUs vesting on September 1, 2018, subject to continued employment.

Ms. Szajnoga’s Agreement provides for (i) a Retention Bonus of $131,250, with one half to be paid on March 1, 2018 and the other half to be paid on September 1, 2018, and (ii) a one-time grant of 9,408 RSUs, with 4,704 RSUs vesting on March 1, 2018 and the remaining 4,704 RSUs vesting on September 1, 2018, subject to continued employment.

Mr. Artese’s Agreement provides for (i) a Retention Bonus of $67,980, with one half to be paid on March 1, 2018 and the other half to be paid on September 1, 2018, and (ii) a one-time grant of 4,874 RSUs, with 2,437 RSUs vesting on March 1, 2018 and the remaining 2,437 RSUs vesting on September 1, 2018, subject to continued employment.

Mr. Piper was eligible for a retention award but provided notice of his retirement prior to the Board’s decision to terminate the employment of John T. Hewitt as Chief Executive Officer and Chairman of the Company.

The foregoing description of the Agreements is a summary of the material terms and is qualified in its entirety by reference to the full text of the Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Retention Bonus and Restricted Stock Unit Agreement, effective as of September 6, 2017, by and between Liberty Tax, Inc. and Kathleen E. Donovan
10.2	Retention Bonus and Restricted Stock Unit Agreement, effective as of September 6, 2017, by and between Liberty Tax, Inc. and Vanessa M. Szajnoga
10.3	Retention Bonus and Restricted Stock Unit Agreement, effective as of September 6, 2017, by and between Liberty Tax, Inc. and Richard G. Artese

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: September 6, 2017	By:/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel

EXHIBIT INDEX

10.1	Retention Bonus and Restricted Stock Unit Agreement, effective as of September 6, 2017, by and between Liberty Tax, Inc. and Kathleen E. Donovan
10.2	Retention Bonus and Restricted Stock Unit Agreement, effective as of September 6, 2017, by and between Liberty Tax, Inc. and Vanessa M. Szajnoga
10.3	Retention Bonus and Restricted Stock Unit Agreement, effective as of September 6, 2017, by and between Liberty Tax, Inc. and Richard G. Artese